UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 19, 2006
Federal National Mortgage Association
(Exact name of registrant as specified in its charter)
Fannie Mae

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

3900 Wisconsin Avenue, NW	20016
Washington, DC	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ________________
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On January 26, 2006, Fannie Mae (formally, the Federal National Mortgage Association) published summary information regarding its outstanding debt for certain prior annual periods on its website, www.fanniemae.com. The summary, a copy of which is furnished as Exhibit 99.1 to this report, is incorporated herein by reference.
     The information in this item, including the exhibit submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Fannie Mae, except as shall be expressly set forth by specific reference in such document.
Item 7.01. Regulation FD Disclosure.
     On January 24, 2006, Fannie Mae announced that its Board of Directors approved dividends on the company’s common stock and preferred stock. The announcement, a copy of which is furnished as Exhibit 99.2 to this report, is incorporated herein by reference.
     The information in this item, including the exhibit submitted herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any disclosure document of Fannie Mae, except as shall be expressly set forth by specific reference in such document.
Item 8.01. Other Events.
NYSE LISTING AND CONTINUED LISTING STANDARDS
The New York Stock Exchange, or NYSE, notified Fannie Mae via correspondence dated January 19, 2006 that the NYSE had granted Fannie Mae’s request for the continued listing of Fannie Mae’s common stock and other listed securities even though the company has not yet filed with the Securities and Exchange Commission, or SEC, its 2004 Form 10-K, which was due March 16, 2005.
Under its listing standards, the NYSE may initiate suspension and delisting proceedings when a listed company fails to file its annual report on Form 10-K with the SEC in a timely manner. If a company has not filed its annual report within a year of the report’s due date, the rules generally require that suspension and delisting procedures commence. However, under recently adopted amendments to its continued listing standards, the NYSE, in its sole discretion, may refrain from commencing suspension and delisting proceedings in certain circumstances, notwithstanding a company’s failure to file its annual report within one year of the filing due date. The amended standards require the NYSE to reevaluate its determination to continue the listing of such a company once every three months and, if the NYSE affirms its decision to allow trading to continue, to advise the SEC of such reaffirmation, as well as publish the reaffirmation on the NYSE’s website. In determining whether to allow trading in a company’s securities to continue, the NYSE will consider, among other things, a company’s financial health and compliance with the NYSE’s qualitative and quantitative listing standards, as well as whether there is a reasonable expectation that the company will be able to resume timely filings in the future.
Fannie Mae’s continued listing is subject to quarterly reviews by the NYSE, as well as ongoing monitoring of Fannie Mae’s progress toward restating its financial statements and filing its periodic reports with the SEC. If the NYSE does not affirm its decision to allow trading to continue in any quarterly review, Fannie Mae’s listed securities would become subject to NYSE trading suspension and delisting proceedings. Fannie Mae is engaged in regular discussions with the NYSE staff regarding the status of the restatement and continued listing through completion of the restatement. Until Fannie Mae is current with its SEC periodic reporting requirements, the NYSE will identify Fannie Mae as a late filer on its website and will disseminate on the consolidated tape an indicator of the company’s late-filer status.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The exhibit index filed herewith is incorporated herein by reference.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ David C. Hisey

David C. Hisey
Senior Vice President and Controller
Date: January 27, 2006

EXHIBIT INDEX
The following exhibits are submitted herewith:

Exhibit Number	Description of Exhibit

99.1	Summary information on outstanding debt published by Fannie Mae on January 27, 2006

99.2	January 24, 2006 news release regarding common and preferred stock dividends